UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2024
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CEO and Director

As part of the Company’s previously disclosed succession plan, on August 1, 2024 (the “Effective Date”), the resignation of Darryl Rawlings as Chief Executive Officer (“CEO”) of Trupanion, Inc. (the “Company”) became effective, and Margaret (“Margi”) Tooth became the CEO of the Company.

Also consistent with previous disclosure, on July 30, 2024 (and effective as of the Effective Date), the Board of Directors (the “Board”) of the Company appointed Ms. Tooth as a director of the Company. Ms. Tooth will serve as a director for a term expiring at the Company’s 2025 annual meeting of stockholders or upon her earlier death, resignation or removal. As the CEO and President of the Company, Ms. Tooth is not an independent director under applicable NASDAQ listing rules and will not serve on any Board committees.

In connection with Ms. Tooth’s appointment as CEO, the Board approved an increase in Ms. Tooth’s base salary from $400,000 to $550,000, effective as of the Effective Date. In addition, the Compensation Committee of the Board approved the issuance of restricted stock units (“RSUs”) representing that number of shares of the Company’s common stock (“Common Stock”) determined by dividing $1,500,000 by the lesser of (y) the Company’s current calculation of the intrinsic value of a share of Common Stock and (z) by the volume-weighted average price of the Common Stock on the NASDAQ Stock Market as measured between the May 6, 2024 (the last day before the Company’s May 2024 open trading window) and the last day before the Company’s August 2024 open trading window. The grant of the RSUs will automatically occur with no further action required on the fifth day following the opening of the Company’s August 2024 open trading window (or the next trading day). The RSUs will vest over four years, with 25% of the RSUs vesting on the one year anniversary of the grant date and the remaining RSUs vesting monthly thereafter, subject to Ms. Tooth’s continued service to the Company.

Margi Tooth, age 45, has served as President of the Company since February 2022, assuming full responsibility for the strategic and tactical delivery of the Company’s goals. Prior to her appointment as President, she served in the role of Co-President from January 2021 to February 2022. Prior to that, Ms. Tooth served in various roles of increasing responsibility at the Company including Chief Revenue Officer from January 2019 to January 2021, Chief Marketing Officer from November 2015 to December 2018. Previously, Ms. Tooth held various positions at Allianz Insurance plc and Aviva plc in the United Kingdom.

There are no family relationships between Ms. Tooth and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Ms. Tooth that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Fawwad Qureshi
Name: Fawwad Qureshi
Title: Chief Financial Officer
Date: August 1, 2024